RAB CAPITAL

1 ADAM STREET LONDON WC2N 6LE
TEL: +44 (0)20 7389 7000 FAX: +44 (0)20 7389 7050
EMAIL: rab@rabcap.com WEB: www.rabcap.com

**RAB CAPITAL plc**
(the "Company")

**LIST OF AUTHORISED SIGNATORIES**

Pursuant to resolutions of the Boards of the Directors of the relevant Funds (as listed in Appendix B) (the "Fund" or "Funds"), RAB Capital plc is authorised, as Investment Manager of the Funds, to sign any documents necessary to effect transactions approved by an Authorised Trader (named in Appendix B) ("Authorised Trader") in relation to the Funds.

It was resolved at a meeting of the Board of RAB Capital plc held on 13 October 2005 that each of the signatories listed below be authorised signatories of RAB Capital plc as Investment Manager of the Funds with effect from 13 October 2005.

Any combination of two signatories named in Appendix A are authorised to sign any documents necessary to effect transactions approved by an Authorised Trader in relation to the Funds.

This authorisation continues until superseded by any future resolution of the Board of RAB Capital plc, of which written notice will be provided.

**APPENDIX A**

| | |
|---|---|
| Benjamin Hill | Joseph Jayaraj |
| Kalika Jayasekera | Fraser McGee |
| Neil Warrender | Stephen Couttie |
| Christopher de Mattos | |

## APPENDIX B

### LIST OF AUTHORISED TRADERS OF RAB CAPITAL plc

Simon ACTON
Zahid ALI
Mark DARELL-BROWN
James ELLIOT
Mark FAWCETT
Farid GARGOUR
Louis GARGOUR
David HINCE
Leila KARDOUCHE
Pavel KOLOUCH
Tom LEAVER
Steven MITRA
Harvey NEALE
Igor OJERELIEV
Mark REDWAY
Nick REID
Philip RICHARDS
Simon RICHARDS
Schehrezade SADEQUE
Marlon SOLLER
Steven THOMPSON
Paul WALES
Gavin WILSON

### LIST OF FUNDS OF RAB CAPITAL plc

RAB American Opportunities Fund Limited
RAB Commodity/Energy Fund Limited
RAB Emerging Europe (Master) Fund Limited
RAB Emerging Markets Debt (Master) Fund Limited
RAB Energy Fund Limited
RAB Europe Fund Limited
RAB European High Yield Fund Limited
RAB European Loan Fund Limited
RAB Index Opportunities Fund Limited
RAB Japan (Master) Fund Limited
RAB Octane (Master) Fund Limited
RAB Strancally Fund Limited
RAB UK Fund Limited
RAB Special Situations (Master) Fund Limited